For and on behalf of
ORIENTAL RAINBOW GROUP LIMITED
東虹集團有限公司

Authorized Signature(s)

ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the 7th day of August, 2018

BETWEEN:

ORIENTAL RAINBOW GROUP LTD., with an address at Room 1202, Golden Star Building, 20 Lockhart Road, Hong Kong

(the "Assignor")

AND:

CENTURY COBALT CORP., with an address at 10100 Santa Monica Blvd. Suite 300, Los Angeles, CA 90067

(the "Assignee")

WHEREAS:

A. Plateau Ventures LLC ("Plateau") and the Assignor entered into an purchase and sale agreement dated September 4, 2017, attached hereto as Schedule "A" (the "Purchase Agreement") wherein the Assignor has agreed to acquire from Plateau an undivided 100% right, title and interest in and to certain mineral claims in the "Idaho Cobalt Belt", located in Lemhi County, Idaho as set out in Exhibit "A" of the Purchase Agreement (the "Property"); and

B. The Assignor wishes to assign to the Assignee (or a subsidiary of the Assignee if determined by the Assignee) all of the Assignor's right, title and interest in and to the Purchase Agreement and the Property in accordance with the terms of this Agreement (the "Assignment").

NOW THEREFORE, in consideration of the Consideration Shares (as defined herein) to be issued by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenant and agree as follows:

THE ASSIGNMENT AND ACCEPTANCE

1. The Assignor hereby unconditionally forever assigns and transfers to the Assignee, or a subsidiary of the Assignee at the Assignee's request, all of the Assignor's right, title and interest in and to the Purchase Agreement and the Property and all benefits and advantages to be derived therefrom (the "Assignment").

2. In consideration for the Assignment, the Assignee hereby agrees to issue 2,500,000 restricted shares of common stock of the Assignee (the "Consideration Shares").

3. The Assignee, either directly of on behalf of a subsidiary of the Assignee, hereby accepts the assignment herein provided and covenants and agrees with the Assignor to assume, and hereafter to be bound by and observe, carry out and perform and fulfil all of the covenants, conditions, obligations and liabilities of the Assignor under the Purchase Agreement, to the same extent and with the same force and effect as though the Assignee had been named a party to the Purchase Agreement in the place and stead of the Assignor. As a result, the Assignee hereby

covenants and agrees with the Assignor that the Assignee will fully and faithfully abide by all terms and conditions of the Purchase Agreement and fully and faithfully perform all responsibilities and obligations of the Assignor under the Purchase Agreement. This includes agreeing to make all monetary and share issuance payments to Plateau and all other required payments as set out in the Purchase Agreement.

4. The Assignor hereby covenants and agrees with the Assignee that the Assignor shall be responsible for the shortfall of any required payments as set out in the Purchase Agreement that the Assignee has not paid.

5. The Assignor represents and warrants to the Assignee, with the knowledge that the Assignee relies upon same in entering into this Agreement, that:

(a) the mineral claims comprising the Property (as defined in the Purchase Agreement) and the mineral agreements in respect thereof have been, to the best of the Assignors' knowledge and belief after due inquiry, duly and validly located, granted, entered into and recorded, as the case may be, pursuant to the laws of the jurisdiction in which the Property is situate and are in each case in good standing with respect to all filings, fees, rentals, taxes, assessments, work commitments and other obligations and conditions on the date hereof and until the dates set opposite the respective names;

(b) the Assignor has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform their obligations hereunder, they has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of them enforceable against them in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of their obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of their constituting documents, any resolutions of their partners, any indenture, agreement or other instrument to which they are a party or by which they are bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

(c) there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mineral claims comprising the Property or to the validity or enforceability of any of the mineral agreements in respect thereof, nor to the knowledge of the Assignors after due inquiry is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mineral claims comprising the Property or otherwise;

(d) the Purchase Agreement is in good standing as at the date hereof and no default has occurred therein;

(e) the Assignor is not a "U.S. person" as the term is defined in Regulation S;

(f) the Assignor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and they are duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by

their directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Assignors;

(g) the Assignor (i) has adequate net worth and means of providing for their current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Consideration Shares for an indefinite period of time, and can afford the complete loss of such investment;

(h) the Assignor is aware that an investment in the Assignee is speculative and involves certain risks, including the possible loss of the investment;

(i) the Assignor is receiving the Consideration Shares for their own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Consideration Shares, and the Assignor has not subdivided its respective interest in the Consideration Shares with any other person;

(j) the Assignor is not an underwriter of, or dealer in, the common shares of the Assignee, nor is the Assignor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Consideration Shares; and

(k) no person has made to the Assignor any written or oral representations:

(i) that any person will resell or repurchase any of the Consideration Shares;

(ii) that any person will refund the purchase price of any of the Consideration Shares;

(iii) as to the future price or value of any of the Consideration Shares; or

(iv) that any of the Consideration Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the securities of the Assignee on any stock exchange or automated dealer quotation system.

6. The Assignor acknowledges and agrees that:

(a) the Consideration Shares have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined in Regulation S promulgated under the 1933 Act), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b) the decision to execute this Agreement and accept the Consideration Shares has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Assignee and such decision is based entirely upon a review of information (the "Assignee

Information") which has been provided by the Assignee to the Assignor. If the Assignee has presented a business plan or any other type of corporate profile to the Assignors, the Assignors acknowledge that the business plan, the corporate profile and any projections or predictions contained in any such documents may not be achieved or be achievable;

(c) the Assignor and their advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Assignee regarding the Consideration Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Assignee Information, or any business plan, corporate profile or any other document provided to the Assignors;

(d) the books and records of the Assignee were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Assignors during reasonable business hours at its principal place of business and that all documents, records and books pertaining to the Consideration Shares have been made available for inspection by the Assignors, the Assignors' attorney(ies) and/or advisor(s);

(e) the Assignee is entitled to rely on the representations and warranties and the statements and answers of the Assignor contained in this Agreement, and the Assignor will hold harmless the Assignee from any loss or damage it may suffer as a result of the Assignors' failure to correctly complete this Agreement;

(f) the Assignor will indemnify and hold harmless the Assignee and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Assignor contained herein, or in any other document furnished by the Assignor to the Assignee in connection herewith, being untrue in any material respect or any breach or failure by the Assignor to comply with any covenant or agreement made by the Assignor to the Assignee in connection therewith;

(g) the Assignor has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and with respect to applicable resale restrictions and it is solely responsible (and the Assignee is in any way responsible) for compliance with applicable resale restrictions;

(h) the Consideration Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Assignors that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system;

(i) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;

(j) no documents in connection with this Agreement have been reviewed by the SEC or any state securities administrators; and

(k) there is no government or other insurance covering any of the Consideration Shares.

7. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Agreement. Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Purchase Agreement.

8. Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

9. This Agreement will enure to the benefit of the Assignee and its successors and assigns, and will be binding upon the Assignors and their successors and assigns.

10. This Agreement will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of the State of Nevada in any proceedings pertaining to the Assignment or this Agreement.

11. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ORIENTAL RAINBOW GROUP LTD.

For and on behalf of
ORIENTAL RAINBOW GROUP LIMITED
東虹集團有限公司

Per: ______________________
Authorized Signatory

Authorized Signature(s)

ORIENTAL RAINBOW GROUP LIMITED 東虹集團有限公司

CENTURY COBALT CORP.

Per: ______________________
Authorized Signatory

The foregoing Assignment is hereby consented to:

PLATEAU VENTURES LLC

Per: ______________________
Authorized Signatory